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                                                                  EXHIBIT 10.1
                                                                  EXECUTION COPY

                   FORD CREDIT FLOORPLAN MASTER OWNER TRUST A
                                  SERIES 2004-1
                        FLOATING RATE ASSET BACKED NOTES

                            INDEMNIFICATION AGREEMENT

                  Indemnification Agreement, dated July 22, 2004, among Ford Motor Credit Company (the "Servicer" or "Ford Credit"), Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, in their individual capacities and as representatives (the "Representatives") of the several underwriters (collectively, the "Underwriters") named in Schedule I to the Underwriting Agreement (as hereinafter defined).

                  Ford Credit Floorplan Corporation ("FCF Corp") and Ford Credit Floorplan LLC ("FCF LLC" and, together with FCF Corp, collectively, the "Transferors" and individually, a "Transferor") and the Underwriters have entered into an Underwriting Agreement (the "Underwriting Agreement") dated July 22, 2004, providing for the sale by the Transferors to the Underwriters of:

                  (a) the Series 2004-1 Class A Floating Rate Asset Backed Notes (the "Class A Notes") and

                  (b) the Series 2004-1 Class B Floating Rate Backed Notes (the "Class B Notes" and, together with the Class A Notes, the "Notes"), each to be issued by Ford Credit Floorplan Master Owner Trust A (the "Issuer").

                  The Notes will be secured by the Receivables and certain other property of the Issuer. The Notes will be issued pursuant to an indenture, dated as of August 1, 2001 (the "Base Indenture"), between the Issuer and JPMorgan Chase Bank, formerly known as The Chase Manhattan Bank, as indenture trustee (the "Indenture Trustee"), as supplemented by the Series 2004-1 supplement to the Base Indenture, to be dated as of July 1, 2004 (the "Indenture Supplement"), between the Issuer and the Indenture Trustee. Payments in respect of the Class B Notes are, to the extent specified in the Indenture, subordinated to the rights of the holders of the Class A Notes.

                  This Indemnification Agreement is being entered into by the parties hereto as a condition to the Underwriting Agreement and to induce the Underwriters to enter into the same. The provisions of this Indemnification Agreement relate solely to the Notes.

                  Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Underwriting Agreement.

                  1.       Indemnification and Contribution.

                           (a)      Ford Credit will indemnify and hold each
Underwriter harmless against any losses, claims, damages, or liabilities, joint or several, to which such

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Underwriter may become subject, under the Securities Act of 1933, as amended
(the "Act") or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any related preliminary prospectus or any portion of the 8-K Information constituting Receivables Information or Prospectus Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Ford Credit will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement in, or omission or alleged omission from, any of such documents in reliance upon and in conformity with written information furnished to Ford Credit or either Transferor by any Underwriter through any Representative specifically for use therein or (ii) the Derived Information (as defined in Section 8 of the Underwriting Agreement); and provided, further, that Ford Credit shall not be liable to any Underwriter or any Person controlling any Underwriter under the indemnity agreement in this subsection (a) with respect to any of such documents to the extent that any such loss, claim, damage or liability of such Underwriter or such controlling Person results from the fact that such Underwriter sold Notes to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Transferors had previously furnished copies thereof to such Underwriter.

                  The indemnity agreement in this subsection (a) is in addition to any liability which Ford Credit may otherwise have and extends, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Act.

                           (b)      Each Underwriter, severally and not jointly,
will indemnify and hold harmless Ford Credit against any losses, claims, damages or liabilities to which Ford Credit may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any related preliminary prospectus, or the 8-K Information, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made (i) in reliance upon and in conformity with written information furnished to Ford Credit or either Transferor by such Underwriter through any Representative specifically for use therein or (ii) in the Derived Information (as such term is defined in Section 8 of the Underwriting Agreement) prepared by such

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Underwriter, and will reimburse any legal or other expenses reasonably incurred by Ford Credit in connection with investigating or defending any such action or claim.

                  The indemnity agreement in this subsection (b) is in addition to any liability which each Underwriter may otherwise have and extends upon the same terms and conditions, to each Person, if any, who controls Ford Credit within the meaning of the Act.

                           (c)      Promptly after receipt by an indemnified
party under subsection (a) or (b) of written notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, and in the event that such indemnified party shall not so notify the indemnifying party within 30 days following receipt of any such notice by such indemnified party, the indemnifying party shall have no further liability under such subsection to such indemnified party unless the indemnifying party shall have received other notice addressed and delivered in the manner provided in Section 3 hereof of the commencement of such action; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party in its reasonable judgment, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.

                           (d)      If the indemnification provided for in this
Section 1 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Transferors on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Transferors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Transferors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the

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Transferors bear to the total underwriting discounts and commissions received by the Underwriters as set forth in the table on the cover page of the Prospectus as amended or supplemented. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transferors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission, including, with respect to any Underwriter, the extent to which such losses, claims, damages or liabilities (or actions in respect thereof) result from the fact that such Underwriter sold Notes to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Prospectus or the Prospectus as then amended or supplemented (excluding documents incorporated by reference), whichever is most recent, if the Transferors had previously furnished copies thereof to such Underwriter. Ford Credit and the Underwriters, severally and not jointly, agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages, or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount pursuant to this Indemnification Agreement and the Underwriting Agreement (collectively) in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several and not joint in proportion to their respective underwriting obligations with respect to the Notes as set forth in
Schedule I to the Underwriting Agreement.

                  2. Payment of Expenses. Ford Credit will pay all expenses incident to the performance of the obligations of each Transferor pursuant to Sections 5(d), 5(h) and 10 of the Underwriting Agreement.

                  3. Notices. All communications hereunder will be in writing and, if sent to the Representative or the Underwriters, will be mailed, delivered or sent by facsimile transmission and confirmed to the Representatives at (i) Citigroup Global Markets Inc., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Jeff Cady, facsimile number (212) 723-8591, (ii) Merrill Lynch, Pierce Fenner & Smith Incorporated, 4 World Financial Center, 10th Floor, New York, New York 10080, Attention: General Counsel, facsimile number (212) 449-5559 and (iii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Sandra Brigode, facsimile number
(212) 507-5028 with a copy to Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 19936, Attention: Michelle Wilke;

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and if sent to Ford Credit, will be mailed, delivered or sent by facsimile transmission and confirmed to it at Ford Motor Credit Company, One American Road, suite 1034-A1, Dearborn, Michigan 48126, Attention: Corporate Secretary, facsimile number (313) 248-7613.

                  4. Counterparts. This Indemnification Agreement may be executed in any number of counterparts, each of which when so executed will be deemed to be an original, but all of such counterparts will together constitute one instrument.

                  5. GOVERNING LAW. THIS INDEMNIFICATION AGREEMENT IS TO BE CONSTRUED IN ACCORDANCE WITH LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, WITHOUT OTHERWISE GIVING REGARD TO ITS CONFLICT OF LAWS PRINCIPLES).

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                  IN WITNESS WHEREOF, the parties hereto have entered into this
Indemnification Agreement as of the date first above written.

                                        FORD MOTOR CREDIT COMPANY

                                        By: /s/ Susan J. Thomas
                                            ------------------------------------
                                            Name: Susan J. Thomas
                                            Title:  Secretary

CITIGROUP GLOBAL MARKETS INC.

By: /s/ Jeff Cady
    ------------------------------
Name:  Jeff Cady
Title: Vice President

MERRILL LYNCH, PIERCE, FENNER &
      SMITH INCORPORATED

By: /s/ William Hackett
    -------------------------------
Name: William Hackett
Title: Authorized Signatory

MORGAN STANLEY & CO. INCORPORATED

By: /s/ Laya Khadjavi
    -------------------------------
Name: Laya Khadjavi
Title: Managing Director

Acting on behalf of themselves and as the Representatives of the Several Underwriters

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